Execution Version
AMENDMENT TO SECOND AMENDED AND RESTATED
SUPPLY AND OFFTAKE AGREEMENT
This AMENDMENT TO SECOND AMENDED AND RESTATED SUPPLY AND OFFTAKE AGREEMENT (this “Amendment”), dated as of September 13, 2022, is made by and among Par Hawaii Refining, LLC, a Hawaii limited liability company (the “Company”), Par Petroleum, LLC, a Delaware limited liability company (the “Guarantor”), and J. Aron & Company LLC, a New York limited liability company (“Aron”) (each referred to individually as a “Party” and collectively, the “Parties”).
RECITALS
A.    The Company owns and operates the Refinery for the processing and refining of crude oil and other feedstocks and the recovery therefrom of refined products.
B.    The Parties have entered into that certain Second Amended and Restated Supply and Offtake Agreement, dated as of June 1, 2021 (as from time to time amended, modified, supplemented, extended, renewed and/or restated, the “S&O Agreement”), pursuant and subject to which Aron has agreed to supply crude oil to the Company to be processed at the Refinery and purchase refined products from the Company produced at the Refinery.
C.    The Parties have agreed to amend the S&O Agreement pursuant to the terms set forth herein.
AGREEMENTS
NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, subject to the terms and conditions hereinafter set forth, agree as follows:
SECTION 1    Definitions; Interpretation
Section 1.1    Defined Terms. All capitalized terms used in this Amendment (including in the Recitals hereto) and not otherwise defined herein shall have the meanings assigned to them in the S&O Agreement, as amended hereby.
Section 1.2    Interpretation. The rules of construction set forth in Section 1.2 of the S&O Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2    Amendments to S&O Agreement.
Section 2.1     Upon the effectiveness of this Amendment, the S&O Agreement is hereby amended as follows:
(a)    Sections 18.4(b) and (c) of the S&O Agreement are each amended and restated in their respective entireties to read as follows:

(b) Each Party further represents, warrants and agrees that (i) no provision of this Agreement shall be interpreted to require it or any of its Affiliates to take, or refrain from taking, any action that would cause it or any of its Affiliates to violate or be subject to penalty under applicable economic sanctions laws and regulations of the United Kingdom, the European Union, the United Nations or the United States of America, including U.S. laws restricting participation in or compliance with certain foreign boycotts, directly or indirectly, as contained in the U.S. Export Administration Act of 1979 and the U.S. Internal Revenue Code; (ii) neither Party, nor any of its respective directors, officers, subsidiaries, agents, employees or controlled affiliates, is an individual or entity (each, an “Associated Person”) that is (i) the subject of any sanctions administered or enforced by the Office of Foreign Assets Control (OFAC) of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other applicable sanctions authority, or (ii) located, organized, or resident in a country or territory that is the subject of comprehensive sanctions (including, without limitation, the Crimean, Donetsk, or Luhansk regions of Ukraine, Cuba, Iran, North Korea, Sudan, and Syria); and, further, neither it nor any of its respective Associated Persons shall, directly or indirectly, use the proceeds, if any, received from the other Party, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Associated Person, to fund any activities or business of or with any Associated Person or in any country or territory that, at the time of such funding, is the subject of the foregoing economic sanctions, or in any other manner that will result in a violation of such sanctions by any Associated Person, unless permitted by law.
(c) The Company represents, warrants and covenants to Aron that no Crude Oil or Products originate or will originate from, are or will be derived in whole or in part from any article which is grown, produced, or manufactured in, or have been transported through, the Crimean, Donetsk, or Luhansk regions of Ukraine, Cuba, Iran, North Korea, Sudan, Syria, Russia, or any other country or territory that is the subject of the foregoing economic sanctions, for so long as such country or territory is the subject of economic sanctions. The Company further agrees that, in no event, shall Aron be obligated to take delivery of any Crude Oil or Products, whether from the Company or any other party, that would violate the representation, warranty and covenant in the preceding sentence.
(b)    Article 22 of the S&O Agreement is amended and restated in its entirety to read as follows:
LIMITATION ON DAMAGES
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES’ LIABILITY FOR DAMAGES IS LIMITED TO DIRECT, ACTUAL DAMAGES ONLY (WHICH INCLUDE ANY AMOUNTS DETERMINED UNDER ARTICLE 19) AND NEITHER PARTY SHALL BE LIABLE FOR SPECIFIC PERFORMANCE, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, OR SPECIAL, CONSEQUENTIAL,

INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, IN TORT, CONTRACT OR OTHERWISE, OF ANY KIND, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE PERFORMANCE, THE SUSPENSION OF PERFORMANCE, THE FAILURE TO PERFORM, OR THE TERMINATION OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT, SUCH LIMITATION SHALL NOT APPLY WITH RESPECT TO (I) ANY THIRD PARTY CLAIM FOR WHICH INDEMNIFICATION IS AVAILABLE UNDER THIS AGREEMENT OR (II) ANY BREACH OF ARTICLE 18.4(C) OR ARTICLE 24. EACH PARTY ACKNOWLEDGES THE DUTY TO MITIGATE DAMAGES HEREUNDER.
Section 2.2    References Within S&O Agreement. Each reference in the S&O Agreement to “this Agreement” and the words “hereof,” “hereto,” “herein,” “hereunder,” or words of like import, and each reference in any other Transaction Document to “the S&O Agreement” and the words “thereof,” “thereto,” “therein,” “thereunder” or words of like import, in each case, shall mean and be a reference to the S&O Agreement as amended hereby.
SECTION 3    Representations and Warranties
To induce the other Party to enter into this Amendment, each Party hereby represents and warrants that (i) it has the limited liability company, governmental or other legal capacity, authority and power to execute this Amendment, to deliver this Amendment and to perform its obligations under the S&O Agreement, as amended hereby, and has taken all necessary action to authorize the foregoing; (ii) the execution, delivery and performance of this Amendment does not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or Governmental Authority applicable to it or any of its assets or subject; (iii) all governmental and other consents required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect; (iv) its obligations under the S&O Agreement, as amended hereby, constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law); and (v) no Event of Default with respect to it has occurred and is continuing.
SECTION 4    Reaffirmation
All of the terms and provisions of the S&O Agreement shall, as amended and modified hereby, remain in full force and effect. Each of the Company and the Guarantor hereby agrees that the amendments and modifications herein contained shall in no manner affect (other than expressly provided herein) or impair its obligations under the S&O Agreement and the other Transaction Documents or the Liens securing the payment and performance thereof. Each of the Company and the Guarantor hereby ratifies and confirms all of its respective obligations and liabilities under the Transaction Documents to which it is a party, as expressly modified herein, and the Guarantor ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee the obligations of the Company under the Transaction Documents, as expressly modified herein.

SECTION 5    Miscellaneous
Section 5.1    S&O Agreement Otherwise Not Affected. Except for the amendments pursuant hereto, the S&O Agreement remains unchanged. Other than as amended hereby, the S&O Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. The execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith by either Party shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future. For all purposes of the S&O Agreement and the other Transaction Documents, this Amendment shall constitute a “Transaction Document.”
Section 5.2    No Reliance. Each Party hereby acknowledges and confirms that it is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
Section 5.3    Costs and Expenses. The Company acknowledges and confirms that, pursuant to Section 21.5 of the S&O Agreement, it is responsible for the payment of all reasonable out-of-pocket expenses incurred by Aron and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Aron) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment, the other agreements amended in connection herewith, and the transactions contemplated hereby or thereby.
Section 5.4    Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Company, the Guarantor, Aron and their respective successors and assigns. This Amendment shall become effective upon receipt by Aron of fully executed counterparts of this Amendment by the Company and the Guarantor.
Section 5.5    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.
Section 5.6    Amendments. This Amendment may not be modified, amended or otherwise altered except by written instrument executed by the Parties’ duly authorized representatives.
Section 5.7     Counterparts. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
Section 5.8    Interpretation. This Amendment is the result of negotiations between the Parties and has been reviewed by counsel to each of the Parties, and is the product of all Parties hereto. Accordingly, this Amendment shall not be construed against either Party merely because of such Party’s involvement in the preparation hereof.

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IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be executed by its duly authorized representative as of the date first above written.

J. ARON & COMPANY LLC

By:    /s/ Simon Collier
Name:    Simon Collier
Title:    Authorized Signatory

PAR HAWAII REFINING, LLC

By:    /s/ Shawn D. Flores
Name:    Shawn D. Flores
Title:    Vice President, Finance

PAR PETROLEUM, LLC

By:    /s/ Shawn D. Flores
Name:    Shawn D. Flores
Title:    Vice President, Finance

SIGNATURE PAGE TO AMENDMENT TO AMENDED AND
RESTATED SUPPLY AND OFFTAKE AGREEMENT